SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported): September 23, 2005



                     SECURITY NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in this Charter)



        Utah                          0-9341                  87-0345941
     ---------                    --------------             ------------
(State or other jurisdiction (Commission File Number)       (IRS Employer
 of incorporation)                                       Identification No.)



5300 South 360 West,  Salt Lake City, Utah                      84123
------------------------------------------                    ---------
(Address of principal executive offices)                     (Zip Code)



Registrant's Telephone Number, Including Area Code:  (801) 264-1060
                                                     --------------





                                 Does Not Apply
          (Former name or former address, if changed since last report)

ITEM 1.  Registrant's Business and Operation

Execution of Stock Purchase Agreement to Acquire Memorial Insurance Company of America.

     On September 23, 2005, Security National Financial Corporation (the "Company"), through its subsidiaries, Security National Life Insurance Company, a Utah domiciled insurance company and wholly owned subsidiary of the Company, and Southern Security Life Insurance Company, a Florida domiciled insurance company and wholly owned subsidiary of Security National Life Insurance Company, entered into a stock purchase agreement (the "Stock Purchase Agreement") with Memorial Insurance Company of America, an Arkansas domiciled insurance company ("Memorial Insurance Company"), to purchase all of the outstanding shares of common stock of Memorial Insurance Company. Under the terms of the Stock Purchase Agreement, the shareholders of Memorial Insurance Company are to receive $13,500,000 in consideration for all of the outstanding common shares of Memorial Insurance Company, with each shareholder to receive a pro rata share of the total amount of the purchase consideration. The shareholders are to receive a total $13,500,000 for their shares by means of distributions, with Security National Life Insurance Company and Southern Security Life Insurance Company simultaneously contributing sufficient capital and surplus to Memorial Insurance Company to maintain its status as an admitted insurer in good standing in the state of Arkansas.

     The Stock Purchase Agreement also provides that for federal and state tax purposes, the transaction will be treated as a part sale, part redemption of the Memorial Insurance Company stock. At the closing of the transaction, the shareholders of Memorial Insurance Company agree to sell all their shares of common stock of Memorial Insurance Company to Security National Life Insurance Company and Southern Security Life Insurance Company, such shares representing all of the issued and outstanding stock of Memorial Insurance Company, free and clear of all liens, claims, and encumbrances. Following completion of the purchase of all the Memorial Insurance Company stock by Security National Life Insurance Company and Southern Security Life Insurance Company pursuant to the terms of the Stock Purchase Agreement, Memorial Insurance Company will become a wholly owned subsidiary of Southern Security Life Insurance Company.

     As of December 31, 2004, Memorial Insurance Company had 100,170 policies in force and 50 agents. For the year ended December 31, 2004, Memorial Insurance Company had revenues of $4,893,000 and net income of $2,158,000. As of December 31, 2004, the statutory assets and the capital and surplus of Memorial Insurance Company were $45,048,000 and $12,303,000, respectfully.

     Under the terms of the Stock Purchase Agreement, the shareholders agree, where applicable following the closing of the transaction, to maintain any existing policies from Memorial Insurance Company that were previously sold through such shareholders' funeral and mortuary businesses and to avoid replacing any of such policies with the policies of other insurance companies. The shareholders further agree to use their reasonable best efforts to support the business and operations of Memorial Insurance Company, including, where applicable, to maintain a business relationship with Memorial Insurance Company to the extent such a business relationship existed prior to such closing.

     Moreover, Security National Life Insurance Company and Southern Security Life Insurance Company agree, pursuant to the terms of the Stock Purchase Agreement, to maintain the corporate offices of Memorial Insurance Company at its current location in Blytheville, Arkansas. Furthermore, Security National Life Insurance Company and Southern Security Life Insurance Company agree to use their best efforts, following the closing, to assist Memorial Insurance Company in retaining the sales agents and brokers in its business and operations. The Company anticipates completing the transaction on or before October 30, 2005.

     At the closing of the transaction, Security National Life Insurance Company, Southern Security Life Insurance Company and Memorial Insurance Company each agree, pursuant to the terms of the Stock Purchase Agreement, to enter into a coinsurance agreement to reinsure all of the invested assets and assumed liabilities of Memorial Insurance Company to Security National Life Insurance Company, to the extent permitted by the Arkansas Insurance Department, except for certain policies not included within the reissued policies. The coinsurance agreement is required to have terms standard in the industry for such agreements, and is to include a tri-party collateral provision regarding the assets funding the reserves. The parties to the coinsurance agreement will consist of Security National Life Insurance Company, Southern Security Life Insurance Company, Memorial Insurance Company and the Arkansas Insurance Department.

     Upon approval of the coinsurance agreement by the Arkansas and Utah insurance departments, certain insurance business and operations of Memorial Insurance Company will be transferred to Security National Life Insurance Company. Any future insurance business by Memorial Insurance Company will be covered by this coinsurance agreement. It is anticipated that all of the business and operations of Memorial Insurance Company will be transferred to Security National Life Insurance Company under the terms of the coinsurance agreement, except for capital and surplus of approximately $1,000,000. Thus, it is estimated that approximately $25,568,000 in assets and liabilities will be transferred from Memorial Insurance Company to Security National Life Insurance Company pursuant to the coinsurance agreement.

     At the closing of the stock purchase transaction, Security National Life Insurance Company will contribute $5,600,000 in cash to Memorial Insurance Company, for which Security National Life Insurance Company will receive a note secured by the investments in common stock held by Memorial Insurance Company. In addition, Southern Security Life Insurance Company will contribute $1,812,000 to Memorial Insurance Company in consideration for a surplus note. It is intended that the $5,600,000 note and the $1,812,000 surplus note will be repaid to Security National Life Insurance Company and Southern Security Life Insurance Company, respectively, in early 2006 using the proceeds from the sale of the investments in common stock of Memorial Insurance Company that will be securing the note.

     The obligations of Security National Life Insurance Company, Southern Security Life Insurance Company and Memorial Insurance Company to complete the stock purchase transaction are contingent upon: (i) approval and adoption of the Stock Purchase Agreement by the Board of Directors of Security National Life Insurance Company, Southern Security Life Insurance Company, and Memorial
Insurance Company; and (ii) approval of the transaction by any regulatory authorities having jurisdiction over Security National Life Insurance Company, Southern Security Life Insurance Company and Memorial Insurance Company, including the insurance departments of the states of Arkansas, Florida and Utah.


     ITEM 9.01. Financial Statements and Exhibits


         (c)  Exhibits

          10.1 Stock Purchase Agreement among Security National Life Insurance Company, Southern Security Life Insurance Company, Memorial Insurance Company of America and the shareholders of Memorial Insurance Company that have executed the Agreement by Shareholders of Memorial Insurance Company of America to Sell Shares in Stock Purchase Transaction.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SECURITY NATIONAL
                                FINANCIAL CORPORATION
                                   (Registrant)



Date: September 27, 2005          By: /s/ Scott M. Quist
                                      ------------------
                                      Scott M. Quist
                                      President and Chief Operating Officer